BYLAWS

OF

ROLLING OAKS RADIOLOGY, INC.
A CALIFORNIA BUSINESS CORPORATION

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office for the transaction of business of the Corporation is hereby fixed and located at 415 E. Rolling Oaks Drive, Suite 160, Thousand Oaks, CA 91361. This location may be changed by approval of the Board of Directors to another location within the same state.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 1. Place of Meetings. All meetings of the Shareholders shall be held at the principal office of the Corporation unless some other appropriate and convenient location is designated for that purpose from time to time by the Board of Directors.

Section 2. Annual Meetings. The annual meeting of the Shareholders shall be held as follows or at such other time or date as the Board of Directors may determine within 90 days of such date:

Time of Meeting:	5 P.M.
Date of Meeting:	October 30

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may be properly brought before the meeting.

Section 3. Special Meetings. Special Meetings of the Shareholders may be called at any time by the Board of Directors, the Chair of the Board, the President, a Vice-President, the Secretary, or by one or more Shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting. Except as next provided, notice shall be given as for the annual meeting.

If a special meeting is called by anyone other than the Board of Directors, the person or persons calling the meeting shall make a request in writing, delivered personally or sent by registered mail or by telegraphic or other facsimile or electronic transmission, to the Chair of the Board, or the President, Vice-President or Secretary, specifying the time and date of the meeting (which shall be not less than thirty-five (35) nor more than sixty (60) days after receipt of the request) and the general nature of the business proposed to be transacted. Within twenty (20) days after receipt, the officer receiving the request shall cause notice to be given to the Shareholders entitled to vote in accordance with Section 4 of this Article II, stating that a meeting will be held at the time requested by the person(s) calling the meeting, and stating the general nature of the business proposed to be transacted. If notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the Board may be held.

Section 4. Notice of Meetings — Reports. Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting, to Shareholders. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder. Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Sections 118 and 601 of the California General Corporation Law and shall be sent to the Shareholder’s address appearing on the books of the Corporation, or supplied by him or her to the Corporation for the purpose of notice, and in the absence thereof, as provided in Section 601 of the California General Corporation Law.

Notice of any meeting of Shareholders shall specify the place, the day and hour of meeting, and (i) in case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted; or (ii) in the case of an annual meeting, those matters which the Board at the time of giving notice intends to present for action, where applicable, by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the Corporation, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication as provided in Sections 118 and 601 of the California General Corporation Law. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California General Corporation Law, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Law, (iii) a reorganization of the Corporation, pursuant to Section 1201 of that Law, (iv) a voluntary dissolution of the Corporation, pursuant to Section 1900 of that Law, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Law, the notice shall also state the general nature of that proposal.

Section 5. Waiver of Notice or Consent By Absent Shareholders. The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if. either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of Shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless provided in the Articles of Incorporation or these Bylaws, except as provided in Section 601(f) of the California General Corporation Law.

Section 6. Shareholders Acting Without a Meeting; Directors. Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the Corporation; provided, further, that while ordinarily Directors can only be elected at a meeting or. under Section 603(d) of the California General Corporation Law, by a written consent which is unanimous, if the Directors fail to fill a vacancy, other than a vacancy created by removal, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors. A vacancy created by removal may be filled as provided in Article III, Section 7 of these bylaws or by the unanimous written consent of the shareholders.

Section 7. Other Actions Without a Meeting. Unless otherwise provided in the California General Corporation Law or the Articles of Incorporation, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

If the consents of all Shareholders entitled to vote have not been solicited in writing,

(i) Notice of any Shareholder approval pursuant to Sections 310, 317, 1201 or 2007 of the California General Corporation Law without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

(ii) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving written consent, or such Shareholder’s proxyholders, or a transferee of the shares or a personal representative of such Shareholder or such Shareholder’s respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consent of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

Section 8. Quorum. The holders of a majority of shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

If a quorum is initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to constitute a quorum initially.

Section 9. Adjourned Meeting and Notice Thereof. Any Shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 8 of this Article II.

When any meeting of Shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 10. Entry of Notice. Whenever any Shareholder entitled to vote has been absent from any meeting of Shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be presumptive evidence that due notice of such meeting was given to such Shareholder, as required by law and these Bylaws.

Section 11. Determining Shareholders of Record. For purposes of determining the Shareholders entitled to notice of any meeting; or to vote; or to receive payment of any dividend or distribution; or for the allotment of any rights; or when any change or conversion or exchange of shares shall go into effect; or to give consent to corporate action without a meeting; or to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) days nor less than ten (10) days before the date of any such meeting or other action. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

If the Board of Directors does not so fix a record date:

(a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that prior action, or the sixtieth (60th) day before the date the action is to take effect, whichever is later.

Section 12. Voting. Only Shareholders of record on the date fixed pursuant to Article II, Section 11, are entitled to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

Provided that a candidate’s name has been placed in nomination prior to the voting and one or more Shareholders has given notice at the meeting prior to the voting of such Shareholder’s intent to cumulate such Shareholder’s votes, every Shareholder entitled to vote at election for Directors of any Corporation may cumulate his or her votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fits.

The candidates receiving the highest number of votes up to the number of Director to be elected are elected.

Section 13. Proxies. Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Sections 604 and 705 of the California General Corporation Law and filed with the Secretary of the Corporation, provided that the proxy shall be valid only if executed in favor of another Shareholder of the Corporation.

Section 14. Organization. The President, or in the absence of the President, any VicePresident, shall call the meeting of the Shareholders to order, and shall act as Chair of the meeting. In the absence of the President and all of the Vice-Presidents, the Shareholders shall appoint a Chair of such meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary, at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 15. Inspectors of Election. In advance of any meeting of Shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chair of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

ARTICLE III

DIRECTORS-MANAGEMENT

Section 1. Responsibility of Board of Directors. Subject to the provisions of the California General Corporation Law and to any limitations in the Articles of Incorporation of the Corporation relating to action required to be approved by the Shareholders, as that term is defined in Section 153 of the California General Corporation Law, or by the outstanding shares, as that term is defined in Section 152 of the California General Corporation Law, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2. Standard of Care. Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may service, in good faith, in a manner such Director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

Section 3. Number and Qualification of Directors. The authorized number of Directors of the corporation shall be three (3), until changed by an amendment to the Articles of Incorporation, or by an amendment to this Section 3 of Article III of these Bylaws, adopted by the vote or written assent of the shareholders entitled to exercise the majority of the voting power of the corporation. Notwithstanding the foregoing, before the issuance of any shares and so long as the corporation has only one shareholder, the number of directors may be one or two; so long as the corporation has two shareholders, the number shall be at least two; so long as the corporation has three or more shareholders, the number shall be at least three. As used in these Bylaws, the term “whole Board” means the number of directors that the corporation would have if there were no vacancies. After the issuance of shares, a bylaw specifying or changing the maximum or minimum number of directors or changing from a variable to a fixed board or vice verso may be effected by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly approved by a majority of the outstanding shares entitled to vote; provided, however, that following such an amendment, a bylaw reducing the number or the minimum number of directors to a number smaller than five shall not be adopted if the votes cast against its adoption at a meeting of shareholders, or the shares not consent in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

Each Director shall be, and continuously remain a Shareholder of the Corporation. Any director shall immediately cease to be a director on the effective date of disqualification and such director’s office shall become vacant without necessity of any action by the Corporation.

Section 4. Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the Shareholders, but if any such annual meeting is not held or directors are not elected thereat, the directors may be elected at any special meeting of the Shareholders held for that purpose. All directors shall hold office until their respective successors are elected and qualified.

Section 5. Vacancies. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, removal, or disqualification of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court, or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors necessary to fill the Board.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by a court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.

The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but such an election made by written consent shall be as provided in Article II, Section 6.

Section 6. Resignation of Directors. Any Director may resign effective upon giving written notice to the Chair of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Section 7. Removal of Directors. The entire Board of Directors or any individual Director may be removed from office as provided by Sections 302, 303, and 304 of the California General Corporation Law. In the event that less than the entire Board is removed from office, the remaining Board members may elect successor Director(s) to fill any vacancy for the remaining unexpired term of the Director(s) so removed.

No reduction of the authorized number of Directors shall have the effect of removing any Director before the Director’s term of office expires.

Section 8. Notice, Place and Manner of Meetings. Regular meetings of the Board of Directors may be called by the Chair of the Board, or the President, or any Vice-President, or the Secretary, and shall be held at the principal office of the Corporation, unless some other place is designated in the notice of the meeting. Accurate minutes of any meeting of the Board, or any committee thereof, shall be maintained as required by Section 1500 of the California General Corporation Law by the Secretary or other officer designated for that purpose.

Section 9. Annual Meetings; Regular Meetings. Immediately following each animal meeting of Shareholders, or at such other time as the Board may determine within 90 days of such annual meeting of Shareholder, the Board of Directors shall hold an annual meeting for the purpose of organization, or any designed election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Other regular meetings of the Board of Directors may be held at such time as may from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

Section 10. Special Meetings — Notices — Waivers. Special meetings of the Board may be called from time to time be fixed by the President, or, if the President is absent or unable or refuses to act, by any Vice-President or the Secretary or by any two (2) Directors.

At least forty-eight (48) hours notice of the time and place of any special meeting shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph or other electronic means. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the Corporation, or, if it is not so shown on such records or it is not readily ascertainable, at the place is which meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal office of the Corporation is located at least four (4) days prior to the time of the holding of the meeting. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board.

At any meeting of the Board of Directors, however called or noticed, the transactions thereof are as valid as if had at a meeting regularly called and noticed, if each Director receives proper notice, waives notice, consents to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director(s). All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11. Participation in Meetings by Conference Telephone. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

Section 12. Action by Unanimous Written Consent. Any action required or permitted to be take by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 13. Quorum. A majority of the number of Directors as fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 14. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 15. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, except as expressly prohibited herein, and receiving compensation therefore.

Section 16. Committees. Committees of the Board may be appointed by resolution passed by a majority of the entire Board. Committees shall be composed of two (2) or more members of the Board, and shall have such powers of the Board as may be expressly delegated to them by resolution of the Board of Directors, except those powers expressly made nondelegable by Section 311 of the California General Corporation Law.

ARTICLE IV

OFFICERS

Section 1. Officers. The Officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chair of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers, and other such Officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. All Officers shall also be Shareholders of the Corporation.

Section 2. Election. The Officers of the Corporation, expect such Officers as may be appointed in accordance with the provisions of Section 3 or Section 6 of this Article IV, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or until his or her successor officer shall be elected and qualified.

Section 3. Subordinate Officers, Etc. The Board of Directors may appoint such other Officers as the business of the Corporation may require, each of whom shall hold office for the necessary period of time, and shall have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal, Disqualification and Resignation of Officers. Any Officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting or, except in the case of an officer chosen by the Board of Directors, by any Officer with the power of removal conferred on him or her by the Board of Directors.

Any Officers may resign at any time by giving written notice to the Board of Directors, President or Secretary of the Corporation. Any resignation shall taken effect at the date of its receipt or at any later specified time and, unless otherwise specified, acceptance of such resignation shall not be necessary to make it effective.

Section 5. Compensation of Officers. Salaries of Officers and other Shareholders employed by the Corporation shall be fixed periodically by the Board of Directors or established under agreements with the Officers or Shareholders approved by the Board of Directors. Board approval for any such compensation or contracts shall be by majority vote of the Directors then in office.

Section 6. Vacancies. In the event, of a vacancy in any office because of death, resignation, removal, disqualification or any other cause the Board of Directors shall elect a successor who shall hold the office for the unexpired term; or until a successor is elected.

Section 7. Chair of the Board. The Chair of the Board, if such an Officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assign by the Board of Directors or prescribed by the Bylaws.

Section 8. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chair of the Board, if there be such an officers, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Within the authority and in the course of his duties he shall:

(a) Preside at all meetings of the Shareholders and in the absence of the Chair of the Board, or if there be none, at all meetings of the Board of Directors, and shall be an ex-officio member of all standing committees, including the executive committee, if any;

(b) Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors;

(c) When authorized by the Board of Directors, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts and other papers and instruments of writing, and unless the Board of Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of the Corporation’s business may require;

(d) Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the officers, agents and employees of the Corporation;

(e) Unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, and act and vote on behalf of the Corporation, at all meetings of the Shareholders of any corporation in which this Corporation holds stock.

Section 9. Vice-President. In the absence or disability of the President, the Vice-Presidents, if any, in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively b the Board of Directors or by the Bylaws.

Section 10. Secretary. The Secretary shall:

(a) Sign with the President or a Vice-President, certificates for shares in the corporation.

(b) Certify and keep at the principal executive office of the Corporation, the original or a copy of these Bylaws amended or otherwise altered to date.

(c) Keep at the principal office of the Corporation or such place as the Board of Directors may order, a book of minutes of all meetings of its directors and Shareholders, its executive committee and other committees, with the time and place of holding, either regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares or members present or represented at Shareholders’ meetings and the proceedings thereof.

(d) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by the law. In case of the absence or disability of a Secretary, or his or her refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the President or Vice-President or by the Board of Directors.

(e) Exhibit at all reasonable times, the seal of the Corporation and see that it is engraved, lithographed, printed, stamped, impressed upon and affixed to all certificates for shares prior to their issuance and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The failure, however, to so affix the seal does not affect the validity of any instrument.

(f) See that books, reports, statements, certificates and all other documents or records required by law are properly kept on file.

(g) Exhibit at all reasonable times, to any directors, or Shareholder, upon application, the Bylaws, the share register, and minutes of proceedings of the Shareholders and directors of the Corporation.

(h) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

(i) In the case of absence or disability of the Secretary or his or her refusal or neglect to act, the Assistant Secretary, or if there be none, the Chief Financial Officer acting as Assistant Secretary, may perform all of the functions of a Secretary. In the absence, inability, refusal or neglect to act of the Secretary, and the Assistant Secretary and the Chief Financial Officer, any person authorized by the President, the Vice-President or the Board of Directors may perform the functions of a Secretary.

Section 11. Assistant Secretary. At the request of the Secretary, or in his or her absence or disability, the Assistant Secretary, designated by the Secretary, shall perform all the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all restrictions upon, the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned by the Board of Directors, or the Secretary.

Section 12. Chief Financial Officer. The Chief Financial officer shall:

(a) Have charge and custody of, and be responsible for all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation, in such banks, trust companies or depositories as shall be selected by the Board of Directors.

(b) Receive, and give receipt for, monies due and payable to the Corporation from any source whatsoever.

(c) Disburse or cause to be disbursed, the funds of the Corporation, as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

(d) Keep and maintain adequate and correct accounts of the Corporation’s properties and business transactions, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shall be shown in a separate account.

(e) Exhibit at all reasonable times the books of account and records to any directors, upon application, during business hours, at the office of the Corporation, where such books and records are kept.

(f) Render to the President and directors, whenever they request it, an account of all these transactions as Chief Financial officer, and of the financial condition of the Corporation.

(g) Certify the financial statements to be included in the annual report to Shareholders and prepare or cause to be prepared, statements of the affairs of the corporation when requested by Shareholders holding at least ten percent (10%) of the number of outstanding shares of the Corporation.

(h) Give to the Corporation a bond, if required by the Board of Directors, or by the President, in a sum, and with one or more sureties or surety companies satisfactory to the Board for the faithful performance of the duties of the office for the restoration of the corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(i) In general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

(j) In case of the absence or the disability of the Chief Financial Officer, or his or her refusal or neglect to act, the Assistant Secretary or the Secretary acting as Assistant Secretary may perform all the functions of the Chief Financial Officer. In the absence, inability, refusal or neglect, to act of the Chief Financial Officer, the Assistant Secretary and the Secretary, any person authorized by the President, Vice-President or the Board of Directors may perform the functions of the Chief Financial Officer.

Section 13. Assistant Chief Financial Officer.

The Assistant Chief Financial Officer, if required so to do by the Board of Directors, shall respectively give bonds for the faithful discharge of his or her duties, in such sums, and with such sureties as the Board of Directors shall require.

At the request of the Chief Financial Officer, or in his or her absence or disability, the Assistant Chief Financial Officer designated by him or her shall perform all the duties of the Chief Financial Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon the Chief Financial Officer. He or she shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Financial Officer.

ARTICLE V

CERTIFICATES AND TRANSFER OF SHARES

Section 1. Certificates for Shares. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its serial number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any, a statement of liens or restrictions upon transfer of voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

All certificates shall be signed in the name of the Corporation by the Chair of the Board or Vice-Chair of the Board or the President or Vice-President and by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder.

Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on, a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 2. Transfer on the Books. Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost or Destroyed Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign. who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. Closing Stock Transfer Books - Record Date. In order that the Corporation may determine the Shareholder entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 6. Legend Condition. In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

ARTICLE VI

EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS

Section 1. Authority for Execution of Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any-amount.

Section 2. Bank Accounts and Deposits.

(a) All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, bankers, trust companies, money market accounts, brokerages or depositories as the Board of Directors may select or as may be selected by any officer or officers of the Corporation, agent or agents of the Corporation, to whom such power may be delegated from time to time by the Board of Directors.

(b) Endorsements for deposits to the credit of. the Corporation, and any of its duly authorized depositories may be made without counter-signature by the President or a Vice-President, or the Chief Financial officer or, the Assistant Chief Financial Officer, or by any other officer, or agent of the Corporation to whom the Board of Directors by resolution shall have delegated such powers, or by hand-stamped impression in the name of the Corporation.

(c) All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the person or persons and in the manner as shall be determined from time to time by resolution of the Board of Directors.

ARTICLE VII

RECORDS - REPORTS — INSPECTION

Section 1. Records. The Corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books, and. records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of California, as fixed by the Board of Directors from time to time.

Section 2. Inspection of Books and Records. All books and records provided for in Section 1500 of the California General Corporation Law shall be open to inspection by the Directors and Shareholders from time to time and in the manner provided in Sections 1600-1602 of the California General Corporation Law.

Section 3. Certification and Inspection of Bylaws. The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the Corporations principal executive office and shall be open to inspection by the Shareholders of the Corporation at all reasonable times during office hours as provided in Section 213 of the California General Corporation Law.

Section 4. Checks, Drafts, Etc. All checks, drafts, or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the person or persons and in the manner as shall be determined from time to time, by resolution of the Board of Directors.

Section 5. Contracts. Etc. — How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any Officer or Officers to enter into any contract or execute. and deliver any instrument in the name of and on behalf of the Corporation. This authority may be general or confined to specific instances; and, unless so authorized, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable pecuniarily for any purpose or in any amount.

Section 6. Minutes of Corporate Meetings. The Corporation shall keep at the principal executive office, or such other place as the Board of Directors may order, a book of minutes of all meetings of the directors and of its Shareholders or members, with the time and place of holding, whether regular or special, and, if special, how authorized, and notice thereof given, the names of those present at directors’ meetings, the number of shares or members present or represented at Shareholders’ or members’ meetings. and the proceedings thereof.

Section 7. Share Register. The Corporation shall keep at the principal executive office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number of shares of each class held by each Shareholder, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the Corporation on punch cards, magnetic tape or other information storage device related to electronic data processing equipment, provided that, such card, tape or other equipment is capable of reproducing the information in clearly legible form for the purposes of inspection as provided in Section 2 of Article VII of these Bylaws.

Section 8. Financial Statements. A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to each such Shareholder.

A Shareholder or Shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation may make a written request to the Corporation for (i) an income statement of the corporation for the initial three-month, six-month, or nine-month period of the current fiscal year if that period ended more than 30 days prior to the date of the Shareholder’s request and/or (ii) a balance sheet of the corporation as of the end of that period. The Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the Corporation has not sent to the Shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the Shareholder or Shareholders within thirty (30) days after the request.

The Corporation shall also, on the written request of any Shareholder, mail to the Shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

ARTICLE VIII

ANNUAL REPORTS

Section 1. Report To Shareholders, Due Date. The Board of Directors may cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year and in the manner specified in Section 4 of Article II of these Bylaws for giving notice to Shareholders of the Corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized Officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.

Section 2. Waiver. The annual reports to Shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with so long as this Corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the Corporation as they consider appropriate.

ARTICLE IX

AMENDMENTS TO BYLAWS

Section 1. Amendment By Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by vote or written assent of the Shareholders entitled to exercise a majority of the voting power of the Corporation.

Section 2. Powers of Directors. Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article IX, and the limitations of Section 204(a) and Section 212 of the California General Corporation Law, the Board of Directors by majority vote of the Directors then in office may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of Directors.

Section 3. Record of Amendments. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

ARTICLE X

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word “California.”

ARTICLE XI

INDEMNIFICATION

Section 1. Definitions. For the purpose of this Article, “agent” includes any person who is or was a director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of the predecessor corporation; “proceeding’ includes any threatened, pending, or completed action or proceeding, whether civil; criminal, administrative or investigative; and “expenses” includes attorneys’ fees and any expenses of establishing a right to indemnification under Section 4 or section 5(c).

Section 2. Indemnification in Actions by Third Parties. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in-connection with the proceeding if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3. Indemnification in Actions by or in the Right of the Corporation. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and its shareholders, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 3 for any of the following:

(a) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the Corporation in the performance of that person’s duly to the Corporation and its Shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(b) Of amounts paid in settling or otherwise disposing of a threatened or pending action without court approval; or

(c) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 4. Indemnification Against Expenses. To the extent that an agent of the corporation has been successful on the merits of defense of any proceeding referred to in Sections 2 or 3 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Required Determinations. Except as provided in Section 4, any indemnification under this Article shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 by:

(a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b) Approval of the Shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(c) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

Section 6. Indemnification of Directors. Notwithstanding the provisions of Sections 2 through 5 of this Articles IX, the corporation shall indemnify, defend and hold harmless all persons acting in the capacity of director of the corporation from and against all claims, liabilities and costs incurred by such persons for acts, omissions or transactions while acting in the capacity of director of the corporation; including acts, omissions or transactions involving a breach of duty to the corporation or its shareholders, subject to the limitations required by paragraphs (10) and(11) Section 204(a) of the California General Corporation Law, or successor provisions thereto.

Section 7. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified, as authorized in this Article.

Section 8. Other Indemnification. No provision by the Corporation to indemnify its or its subsidiary’s directors or officers for the defense of any proceeding whether contained in the Articles of Incorporation, Bylaws, a resolution of Shareholders or directors, an agreement, or otherwise, shall be valid unless consistent with this Article. The indemnification authorized by this Article shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the Corporation and its Shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in the Articles of Incorporation. The indemnification provided by this Article for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the Corporation but not involving breach of duty to the Corporation and its Shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of Shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 9. Forms of Indemnification Not Permitted. No indemnification or advance shall be made under this Article, except as provided in Section 4 or 5(c) in any circumstances where it appears:

(a) That it would be inconsistent with a provision of the Articles of Incorporation, Bylaws, a resolution of the Shareholders or an agreement, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE XII

MISCELLANEOUS

Section 1. Representation of Shares in Other Corporations. Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chair of the Board, the President, or any Vice-President and the Secretary or an Assistant Secretary.

Section 2. Accounting Year. The accounting year of the Corporation shall be determined by the Board of Directors.

AMENDMENT TO BYLAWS

OF

ROLLING OAKS RADIOLOGY, INC.,

a California corporation

THIS AMENDMENT TO BYLAWS was duly adopted by the shareholders (the “Shareholders”) and Board of Directors (the “Board”) of Rolling Oaks Radiology, Inc., a California corporation (the “Corporation”), pursuant to actions by written consents, each dated as of March 31, 2010.

In accordance with the requirements of Article IX, Section 1 of the Bylaws of the Corporation, the Shareholders and the Board have adopted the following amendment to the Bylaws of the Corporation:

Article III, Section 3 of the Bylaws of the Corporation is amended and restated in its entirety to read as follows:

“Section 3. Number of Directors. The authorized number of Directors of the corporation shall be one (1), until changed by an amendment to the Articles of Incorporation, or by an amendment to this Section 3 of Article III of these Bylaws, adopted by the vote or written assent of the shareholders entitled to exercise the majority of the voting power of the corporation. Notwithstanding the foregoing, before the issuance of any shares and so long as the corporation has only one shareholder, the number of directors may be one or two; so long as the corporation has two shareholders, the number shall be at least two; so long as the corporation has three or more shareholders, the number shall be at least three. As used in these Bylaws, the term “whole Board” means the number of directors that the corporation would have if there were no vacancies. After the issuance of shares, a bylaw specifying or changing the maximum or minimum number of directors or changing from a variable to a fixed board or vice verso may be effected by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly approved by a majority of the outstanding shares entitled to vote; provided, however, that following such an amendment, a bylaw reducing the number or minimum number of directors to a number smaller than five shall not be adopted if the votes cast against its adoption at a meeting of shareholders, or the shares not consent in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.”

CERTIFICATE OF SECRETARY

OF

ROLLING OAKS RADIOLOGY, INC.,

a California corporation

I, the undersigned, do hereby certify that:

1.           I am the duly elected and acting Secretary of Rolling Oaks Radiology, Inc., a California corporation (the “Corporation”); and

2.           The foregoing Amendment to the Bylaws constitutes a valid amendment to the Bylaws of said Corporation as duly adopted by the Shareholders and Board of Directors, pursuant to actions by written consent, each dated as of March 31, 2010.

IN WITNESS WHEREOF, I have executed this Certificate on this 5th day of April, 2010.

/s/ Jefferey L. Linden
Jefferey L. Linden, Secretary